Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Pre-Effective Amendment No. 1 to Registration Statement on Form S-1 of our reports dated March 28, 2008, except as to Note 15, for which the date is January 8, 2009, relating to the consolidated financial statements of Knight Inc., which appear in such Registration Statement. We also consent to the reference to us under the heading “Experts” in such Pre-Effective Amendment No. 1 to Registration Statement.

PricewaterhouseCoopers LLP

Houston, Texas

February 11, 2009